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                        [CHAPMAN AND CUTLER LETTERHEAD]



                                 March 8, 2001



Nuveen Arizona Dividend
 Advantage Municipal Fund
333 West Wacker Drive
Chicago, Illinois 60606




     Re:     Nuveen Arizona Dividend Advantage Municipal Fund
             (1933 Act No. 333-55628, 1940 Act No. 811-09459)
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Ladies/Gentlemen:

     We hereby consent to the use of our name and to the reference to our firm under the caption "Arizona Tax Matters" in the above-listed Registration Statement and under the caption "Legal Opinions" in the related Prospectus.



                                                       Very truly yours,

                                                       /S/CHAPMAN AND CUTLER
                                                       ---------------------
                                                       CHAPMAN AND CUTLER